Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-165127) on Form S-8 of our report dated October 11, 2012, relating to the financial statements for the year ended December 31, 2011, which appears in The BCB Community Bank 401(k) Plan’s Form 11K for the year ended December 31, 2012.

/s/ Demetrius Berkower LLC (formerly Demetrius & Company, L.L.C.)
Wayne, New Jersey
July 12, 2013